UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                      October 18, 2004 (October 13, 2004)

                           U.S. PHYSICAL THERAPY, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                           1-11151             76-0364866
         ------------                        -------             ----------
(State or other jurisdiction of         (Commission File      (I.R.S. Employer
 incorporation or organization)              Number)         Identification No.)


1300 West Sam Houston Parkway South, Suite 300, Houston, Texas          77042
--------------------------------------------------------------        ----------
  (Address of Principal Executive Offices)                            (Zip Code)

       Registrant's telephone number, including area code: (713) 297-7000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 14, 2004, U.S. Physical Therapy, Inc. (the "Company") announced certain internal promotions and elections to the Company's board of directors. The press release is attached hereto as Exhibit 99.1.

On October 13, 2004, the Company's board of directors promoted Chris Reading to President and Chief Executive Officer and Larry McAfee to Executive Vice President. Mr. McAfee also remains Chief Financial Officer. Both appointments will be effective November 1, 2004. Messrs. Reading and McAfee have also been elected to the Company's Board of Directors expanding the board from eight to ten members. Biographical information for Messrs. Reading and McAfee regarding their respective age, business experience and related qualification is set forth below.

Both Messrs. Reading and McAfee entered into revised employment agreements. These employment agreements are for three-year terms with automatic one-year renewals if not terminated on at least 12 months notice. Both employment agreements establish annual base compensation at $325,000. Additional compensation to each includes employee non-qualified stock options to purchase 150,000 shares of the Company's common stock pursuant to the Company's current shareholder-approved stock option plan. These options vest at the rate of twenty percent (20%) per year beginning on the anniversary date of the employment agreement. Both Messrs. Reading and McAfee are entitled to a special benefit in the event of a change in control equal to $500,000 as defined by the respective employment agreements. In addition, if either executive is terminated without cause or resigns for good reason (as defined under their respective agreement), Mr. Reading or Mr. McAfee, as applicable, is entitled to his base salary through the remaining term of the contract, an amount equal to his last year's bonus or the average over the last three years, whichever is greater, and accrued but unpaid vacation. The employment agreements also provide for certain non-competition and non-solicitation covenants that extend up to two years after termination of employment. The employment agreements of Messrs. Reading and McAfee are attached hereto as Exhibit 99.2 and 99.3, respectively.

There were no business relationships between Messrs. Reading and McAfee as defined by the Securities and Exchange Commission Regulation S-K Item 404 (a).

Biographies

Christopher J. Reading, 40, has served as Chief Operating Officer since joining the Company in November 2003. From 1990 to 2003, Mr. Reading served in various executive and management positions with HealthSouth Corporation. His most recent service with HealthSouth includes Senior Vice President of operations where he was responsible for over 200 facilities located in 10 states. Mr. Reading is a licensed physical therapist.

Lawrance W. McAfee, 49, has served as Chief Financial Officer since joining the Company in September 2003. Mr. McAfee's prior experience includes having served as Chief Financial Officer of three public companies and President of two private companies. From September 2002 to April 2003 he served as President and Chief Financial Officer of SAT Corporation, a software company. From September 1999 until March 2002, Mr. McAfee was Chief Financial Officer and later

President of CheMatch, an on-line chemicals exchange. From 1992 to 1999 he was Chief Financial Officer of ITEQ, Inc., an engineered products and services business.


Item 9.01  Financial Statements and Exhibits

(a) None.

(b) None.

(c) Exhibits

Exhibits               Description of Exhibits
--------               -----------------------

99.1                   Press Release

99.2                   Reading Employment Agreement

99.3                   McAfee Employment Agreement

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            U.S. PHYSICAL THERAPY, INC.


Dated: October 18, 2004                 By: /s/ LAWRANCE W. MCAFEE
                                            ------------------------
                                               Lawrance W. McAfee
                                             Chief Financial Officer
                                (duly authorized officer and principal financial
                                             and accounting officer)

                                INDEX TO EXHIBITS

EXHIBIT               DESCRIPTION OF EXHIBIT
-------               ----------------------

99.1                  Press Release dated October 14, 2004.*

* Furnished herewith